UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 31, 2018

BYLINE BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-38139	36-3012593
(Commission File Number)	(I.R.S. Employer Identification No.)

180 North LaSalle Street, Suite 300 Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)
(773) 244-7000
Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On May 31, 2018, Byline Bancorp, Inc. (“Byline”) completed its acquisition of First Evanston Bancorp, Inc. (“First Evanston”) pursuant to the previously announced Agreement and Plan of Merger, dated as of November 27, 2017 (the “Merger Agreement”), by and among Byline, First Evanston and Wildcat Acquisition Corporation, a direct, wholly owned subsidiary of Byline (“Merger Sub”).   Merger Sub was merged with and into First Evanston, with First Evanston surviving as a wholly owned subsidiary of Byline (the “Merger”). Immediately thereafter, First Evanston was merged with and into  Byline (the “Parent Merger” and, together with the Merger, the “Mergers”).  As a result of the Mergers, First Evanston’s wholly owned subsidiary bank, First Bank & Trust, was merged with and into Byline Bank, with Byline Bank as the surviving bank.
At the effective time of the Mergers (the “Effective Time”), each share of First Evanston’s common stock (the “First Evanston Common Stock”) was converted into the right to receive: (1) 3.994 shares of Byline’s common stock, and (2) an amount in cash equal to $27.0 million divided by the number of outstanding shares of First Evanston Common Stock as of the closing date, with cash paid in lieu of any fractional shares.  Options to acquire First Evanston Common Stock that are outstanding at the Effective Time were converted into options of substantially equivalent value to acquire Byline common stock. In the aggregate, Byline paid $27.0 million in cash and issued approximately 6.7 million shares of its common stock in respect of the outstanding shares of First Evanston Common Stock. The value of the total merger consideration at closing was approximately $178.6 million.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Byline’s Current Report on Form 8-K filed on November 30, 2017, and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 30, 2018, the Byline Board of Directors appointed Robert R. Yohanan, First Evanston's Chief Executive Officer, to the Board of Directors of Byline, to be effective upon completion of the Merger. The appointment of Mr. Yohanan, who currently serves as Chief Executive Officer and a director of First Evanston, was contemplated by and made in accordance with the Merger Agreement. The Board committees to which Mr. Yohanan will be appointed have not yet been determined.
As previously disclosed, in connection with the execution of the Merger Agreement, Byline entered into a services and covenant agreement (the “services agreement”) with Mr. Yohanan, which supersedes his existing employment agreement and change in control agreement with First Evanston upon the Effective Time. The agreement provides that upon the termination of Mr. Yohanan's employment with First Evanston upon the Effective Time, and for the period from the Effective Time until the third anniversary thereof, Mr. Yohanan will provide general advisory services and be available to consult on specific projects with respect to Byline's business and the integration of Byline and First Evanston as requested by Byline’s Chief Executive Officer.  In addition, pursuant to the services agreement, during such three-year period, Mr. Yohanan will serve three one-year terms (or until Byline’s annual meeting of stockholders in 2021) as a member of the Boards of Directors of Byline (subject to election by Byline's stockholders beginning with its 2019 annual meeting of stockholders) and Byline Bank. Accordingly, Mr. Yohanan was appointed as a director of Byline upon the closing of the Merger for a term that expires at Byline’s 2019 annual meeting, and thereafter the Byline Board of Directors will re-nominate him to the Board in each of 2019 and 2020, subject to election by Byline’s stockholders at each of its 2019 and 2020 Annual Meeting.
As previously disclosed, pursuant to his employment agreement and change in control agreement with First Evanston, Mr. Yohanan would be entitled to (a) an initial cash payment of $4,845,000, less the value (as determined for purposes of Section 280G of the Internal Revenue Code) of the other compensation and benefits to be paid to Mr. Yohanan in connection with the Merger, upon the Effective Time and (b) health, life and disability insurance benefits for 35 months following the Effective Time. As a result, the services and covenant agreement includes a provision confirming that these payments will be made to Mr. Yohanan.
2

In consideration for Mr. Yohanan's services as an advisor and compliance with the restrictive covenants included in the services agreement, he is entitled to a cash advisory fee of $300,000 per year and three annual retention payments of $525,000 each, payable on the first three anniversaries of the Effective Time. In addition, upon becoming a director, Mr. Yohanan is eligible for compensation for his service as a non-employee director of Byline and Byline Bank on the same basis as other non-employee directors of Byline and Byline Bank, a description of which is included under the heading “Board of Directors; Board Meetings; Committees and Membership—Byline Bancorp, Inc. Director Compensation Program” in Byline’s definitive proxy statement for its 2018 annual meeting filed with the Securities and Exchange Commission on May 11, 2018, and is incorporated herein by reference. In the event that Mr. Yohanan's services under the services agreement are terminated involuntarily without cause, by Mr. Yohanan for good reason or due to Mr. Yohanan's death or disability, Mr. Yohanan or his estate would remain entitled to the advisory fee and annual retention payments.
A copy of the services and covenant agreement between Byline and Mr. Yohanan is being filed herewith as Exhibit 10.1 and  is incorporated herein by reference.
Item 7.01.	Regulation FD Disclosure.
On May 31, 2018, Byline issued a press release announcing the completion of the Merger. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
The information furnished pursuant to this Item and the related exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.
Item 9.01.	Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
As permitted by Item 9.01(a)(4) of Form 8-K, Byline intends to file the historical financial statements required by Item 9.01(a) of Form 8-K as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
As permitted by Item 9.01(b)(2) of Form 8-K, Byline intends to file the pro forma financial information required by Item 9.01(b) of Form 8-K as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.
(d) Exhibits.

Exhibit No.	Description

2.1*
Agreement and Plan of Merger, dated as of November 27, 2017, by and among Byline Bancorp, Inc., First Evanston Bancorp, Inc. and Wildcat Acquisition Corporation (filed as Exhibit 2.1 to Byline’s Current Report on Form 8-K (File No. 001-38139) filed on November 30, 2017, and incorporated herein by reference)

10.1	Services and Covenant Agreement dated as of November 27, 2017, by and between Byline Bancorp, Inc. and Robert R. Yohanan.

99.1	Press Release dated May 31, 2018.

*	Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and Byline agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.

3

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYLINE BANCORP, INC.

Date: May 31, 2018	By:	/s/Alberto J. Paracchini
	Name:	Alberto J. Paracchini
	Title:	President and Chief Executive Officer

4